UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 11, 2010

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of New Directors. On March 11, 2010, the Board of Directors of Enterprise Financial Services Corp (the “Company”) elected John S. Eulich and John M. Tracy to the Company’s Board of Directors.

    Mr. Eulich currently serves as the President and Chief Executive Officer of INDEECO, a manufacturing company located in St. Louis, Missouri. He was formerly President of Mark Andy, Inc., a worldwide leader in the manufacture and design of printing and converting equipment for the packaging industry. He has been a member of the Board of Directors of Enterprise Bank & Trust, a wholly-owned subsidiary of the Company, since July 2009. Mr. Eulich is also a director, member of the Audit Committee and serves as the Chairman of the Compensation Committee of LMI Aerospace (NASDAQ: LMIA).

    Mr. Tracy currently serves as Chief Executive Officer of Dot Foods, Inc., based in Mt. Sterling, Illinois, the largest food re-distributor in the United States. He has held several positions throughout Dot Foods including sales, marketing and operations and was named Chief Executive Officer in 2006. Mr. Tracy serves on several non-public boards in the St. Louis metro area and is currently Chairman-elect of the St. Louis Regional Business Council.

    The Board has yet to determine their committee assignments.

    Consistent with the compensation policies applicable to the Company’s non-employee directors, Mr. Eulich and Mr. Tracy will each be eligible to receive an annual retainer fee of $12,000 plus a fee of $1,000 for each meeting of the Board. Each director will select to receive their compensation either (i) 100% in the form of the Company’s common stock or (ii) in the form of 50% cash and 50% of the Company’s common stock. The shares will be issued under a Stock Plan for Non-Management Directors approved by the stockholders in 2006. In addition, the annual retainer fee for 2010 will be pro rated for the portion of the year that Mr. Eulich and Mr. Tracy will serve as a director.

    Mr. Eulich’s firm, INDEECO, currently has outstanding loans with Enterprise Bank & Trust. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rate paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Section 9 – Financial Statements and Exhibits

    Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

      99.1 Text of Press Release, dated March 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:

Date: March 17, 2010	/s/	Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller